UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 5, 2014

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 5, 2014 (the “Annual Meeting”) at the Residence Inn By Marriott, 7 Executive Boulevard, Yonkers, NY 10701.  39,137,986 shares of the Company’s common stock, or 93.96% of the shares of the Company’s common stock issued and outstanding on the record date for the Annual Meeting, were present in person or represented by proxy at the Annual Meeting.  Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting:

Proposal One: Election of directors

As described in the Company’s 2014 Proxy Statement, the Company’s Board of Directors nominated three individuals to serve as Class III directors for a term to expire on the date of the Company’s 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  All of such nominees were elected by a plurality vote (and also received a majority vote, for purposes of the majority vote provisions of the Company’s Bylaws), as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Ron Cohen, M.D.	36,455.776	199,913	2,482,297
Lorin J. Randall	34,812,210	1,843,479	2,482,297
Steven M. Rauscher	36,419,326	236,363	2,482,297

Proposal Two:  Ratification of appointment of independent auditors

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014, by the following vote:

Votes For	Votes Against	Abstentions
39,035,470	96,256	6,260

Proposal Three: Advisory (non-binding) vote to approve named executive officer compensation

The Company’s stockholders voted, in an advisory, non-binding manner, to approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2014 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables (the “say-on-pay vote”).  The Company’s stockholders voted as follows to approve such executive compensation pursuant to the say-on-pay vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,674,758	2,957,281	23,650	2,482,297

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 10, 2014	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer